United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

Clarus Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24277	58-1972600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 428-2000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective February 1, 2007, the Board of Directors of the Company elected Mr. Philip A. Baratelli, age 39, as its Chief Financial Officer, Secretary and Treasurer. From June 2001 until January 2007, he was employed by Armor Holdings, Inc., a publicly held Delaware corporation, as its Corporate Controller and held the additional position of Treasurer of Armor Holdings, Inc., from March 2003 until January 2007. Mr. Baratelli received a Bachelor of Science in finance from Florida State University in 1989 and a Bachelor of Business Administration in accounting from the University of North Florida in 1995. Mr. Baratelli is a certified public accountant. There are no family relationships between Mr. Baratelli and any director of the Company.

Mr. Baratelli's employment with the Company is at-will. He is required to devote as much of his time as is necessary to perform his duties for the Company, and the Company pays Mr. Baratelli a salary of $150,000 per year.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 6, 2007	Clarus Corporation

	By:	/s/ Warren B. Kanders
Warren B. Kanders,
Executive Chairman of the Board